UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101) SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

HERON LAKE BIOENERGY, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Heron Lake BioEnergy, LLC

91246 390th Avenue
Heron Lake, Minnesota 56137
(507) 793-0077

NOTICE OF ANNUAL MEETING OF MEMBERS
To Be Held March 20, 2009

TO THE MEMBERS OF
HERON LAKE BIOENERGY, LLC:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Members of Heron Lake BioEnergy, LLC, a Minnesota limited liability company, will be held on Friday, March 20, 2009, at 2:00 p.m. local time, at the Heron Lake Community Center, 312 10th Street, Heron Lake, Minnesota 56137, for the following purpose:

1.               To elect three (3) governors to serve a term of three years or until their respective successors have been elected and qualified.

Only holders of record of Heron Lake BioEnergy, LLC’s Class A units at the close of business on February 9, 2009 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Each member is invited to attend the Annual Meeting in person.  Whether or not you plan to attend in person, please mark, date and sign the enclosed proxy, and return it promptly by mail or facsimile.  Instructions for voting by proxy are included in the enclosed proxy statement and on the proxy itself.  All proxies must be received no later than 5:00 p.m. on March 19, 2009 to be voted at the Annual Meeting.

On the proxy, the signature or signatures must match the exact name or names as they appear on our records.  For example, if held in joint ownership, all persons must sign.  Trustees, administrators, custodians etc., should indicate their title and authority.  Corporations or limited liability companies or other entities should provide full name of the entity and title of the authorized officer signing the proxy.

By Order of the Board of Governors

/s/ David J. Woestehoff
David J. Woestehoff
Secretary of the Board of Governors

February 25, 2009

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING,
PLEASE MARK, DATE AND SIGN THE PROXY AND RETURN IT
IN THE ENCLOSED ENVELOPE OR BY FACSIMILE AS SOON AS POSSIBLE.

IMPORTANT NOTICE REGARDING AVAILABILITY

OF PROXY MATERIALS FOR THE 2009 ANNUAL  MEETING OF MEMBERS

TO BE HELD ON MONDAY, MARCH 20, 2009

Under new rules promulgated by the Securities and Exchange Commission, Heron Lake BioEnergy, LLC is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet.

You may access the following proxy materials as of the date they are first mailed to our members at www.heronlakebioenergy.com by following the link for “SEC Filings”:

•                  Notice of 2009 Annual Meeting of Members to be held on Monday, March 20, 2009;

•                  Proxy Statement for 2009 Annual Meeting of Members to be held on Monday, March, 20, 2009; and

•                  Annual Report on Form 10-K for the fiscal year ended October 31, 2008.

These proxy materials are available free of charge and will remain available through the conclusion of the Annual Meeting.  Additionally, we will not collect information, such as “cookies,” that would allow us to identify visitors to the site.

i

Heron Lake BioEnergy, LLC

91246 390th Avenue
Heron Lake, Minnesota 56137
(507) 793-0077

PROXY STATEMENT

Solicitation of Proxies

The accompanying Proxy is solicited on behalf of the board of governors of Heron Lake BioEnergy, LLC (“we” or “Heron Lake BioEnergy”) for use at the Annual Meeting of Members to be held on Friday, March 20, 2009, at 2:00 p.m. local time at the Heron Lake Community Center, 312 10th Street, Heron Lake, Minnesota 56137, and at any postponements or adjournments thereof (the “Meeting”).  The mailing of this proxy statement to our members commenced on February 25, 2009.

Cost and Method of Solicitation

This solicitation of proxies to be voted at the Meeting is being made by our board of governors.  The cost of this solicitation of proxies will be borne by us.  In addition to solicitation by mail, our officers, governors and employees may solicit proxies by telephone or in person.  We may also request banks and brokers to solicit their customers who have a beneficial interest in our units registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Voting

The total number of units outstanding and entitled to vote at the Meeting as of February 9, 2009 consisted of 27,104,625 Class A units (referred to in this proxy statement as “units”).  Each member may cast one vote for each unit held.  Only members of record at the close of business on February 9, 2009 will be entitled to vote at the Meeting.  Members are not entitled to cumulate their voting power for the election of governors.

All members are cordially invited to attend the Meeting in person.  Whether or not you expect to attend the Meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the Meeting.  You may return the proxy by mail in the enclosed postage prepaid return envelope or by facsimile to (507) 793-0078.  All proxies must be received no later than 5:00 p.m. on March 19, 2009 to be voted at the Meeting.

On the proxy, the signature or signatures must match the exact name or names as they appear on our records.  For example, if held in joint ownership, all persons must sign. Trustees, administrators, custodians etc., should indicate their title and authority.  Corporations or limited liability companies or other entities should provide full name of the entity and title of the authorized officer signing the proxy.

Please note that if your units are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, (i) you must bring to the Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the units; and (ii) you must obtain from the broker, bank or other nominee record holder a proxy issued in your name.

If you sign and return the proxy on time, the individuals named on the proxy will vote your units as you have directed.  If you just sign and submit your proxy without voting instructions, your units will be voted “FOR” each governor nominee.

Quorum Requirement

At the Meeting, a majority in interest of members, represented in person or by proxy, constitutes a quorum necessary for the transaction of business; provided, however, that in determining the voting power present for the election of governors, units held by members who are entitled to appoint one or more governors under the Member Control Agreement and such members’ Affiliates shall not be considered.  Because Project Viking, LLC holds appointment rights, the 5,902,500 units held by Project Viking, LLC as of February 9, 2009 will not be considered in determining the voting power present.  After subtracting the units held by Project Viking, LLC there are 21,202,125 units held by all other members and a quorum for the Meeting is 10,601,063 units present in person or by proxy.

Votes Required For the Proposal

There is only one proposal being presented at the Meeting and that proposal relates to the election of governors.  Under the Member Control Agreement, a governor will be elected by the affirmative vote of the members holding a majority of the voting power of the members present, either in person or by proxy, at a duly held meeting of the members at which a quorum is present for the transaction of business.  Members are not entitled to cumulate their voting power for the election of governors.

In determining the voting power present for the purpose of the election of governors, units held by members who are entitled to appoint one or more governors under the Member Control Agreement and such members’ affiliates will not be considered, and members who are entitled to appoint one or more governors under the Member Control Agreement and such member’s affiliates are not entitled to vote for the election of governors.  Project Viking, LLC holds 5,902,500 units, or 21.8% of our outstanding units on February 9, 2009, and has the right to appoint two governors under this provision of our Member Control Agreement.  Therefore, at the Meeting, Project Viking, LLC and its affiliates are not entitled to vote as to Proposal 1: Election of Governors, and a nominee will be elected as a governor if he receives the affirmative vote of the members (other than Project Viking, LLC and its affiliates) holding at least a majority of the units present, in person or by proxy, at the Meeting.

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the board of governors.  If you withhold authority to vote for the election of one of the governors, it has the same effect as a vote against that governor.

Other Matters To Be Acted Upon

So far as our management is aware, no matters other than the election of governors as described in this proxy statement will be acted upon at the Meeting.  In the event that any other matters properly come before the Meeting calling for a vote of members, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

Revoking a Proxy

You may change your vote and revoke your proxy at any time before it is voted by:

•                  Sending a written statement to that effect to the secretary of the board of governors of Heron Lake BioEnergy, LLC at  91246 390th Avenue, Heron Lake, Minnesota 56137 or by fax at (507) 793-0078 to arrive at Heron Lake BioEnergy, LLC prior to 5:00 p.m. on March 19, 2009;

•                  Submitting a properly signed proxy with a later date to arrive at Heron Lake BioEnergy, LLC prior to 5:00 p.m. on March 19, 2009; or

•                  Voting in person at the Meeting.

All units represented by valid, unrevoked proxies will be voted at the Meeting and any adjournment(s) or postponement(s) thereof.  Our principal offices are located at 91246 390th Avenue, Heron Lake, Minnesota 56137, and our telephone number is (507) 793-0077.  Our fax number is (507) 793-0078.

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers address briefly some commonly asked questions regarding the Meeting and voting.  These questions and answers may not address all questions that may be important to you as a member.  Please refer to the more detailed information contained elsewhere in this proxy statement.

Q.            Why did I receive this proxy statement?

A:.                                 The board of governors is soliciting your proxy to vote at the Meeting because you were a member of the Company at the close of business on the record date and are entitled to vote at the meeting.  In order to be considered a member, you must hold a minimum of twenty-five hundred units.  If you own fewer than twenty-five hundred units, you are considered a non-member unit holder and have no rights except financial rights with respect to the units you own.

Q.                                   Who can attend the Meeting?

A:                                   All members as of the close of business on the record date may attend the 2009 Annual Meeting.

Q.                                   What if there’s inclement weather on the day of the Meeting?

A:                                   If there is inclement weather, the Meeting will be adjourned and will be rescheduled for Friday, March 27, 2009 at 2:00 p.m. at the same location.

Q.                                   What is the record date for the 2009 Annual Meeting?

A:                                   February 9, 2009.

Q.                                   How many membership units are outstanding on the record date?

A:                                   On February 9, 2009, there were 27,104,625 units of Heron Lake BioEnergy, LLC outstanding.

Q.                                   What am I being asked to vote on?

A:                                   Members will vote on one proposal at the Meeting.  Proposal 1 is the election of three governors.  The following persons have been nominated by the Nomination and Governance Committee and our board of governors for election at the Meeting:  Doug Schmitz, Robert J. Wolf, and David J. Bach.  Each of these nominees are original members of our founding board of governors.  Detailed information on each nominee is provided below at Proposal 1:  Election of Governors.

                                                The board of governors recommends a vote FOR the election of each of Doug Schmitz, Robert J. Wolf and David J. Bach.

Q.                                   How many votes do I have?

A:                                   Members are entitled to one vote for each unit owned of record by such member as of the close of business on the record date.  However, in determining the voting power present for the purpose of the election of governors, units held by members who are entitled to appoint one or more governors under the Member Control Agreement and such members’ affiliates will not be considered, and members who are entitled to appoint one or more governors under the Member Control Agreement and such member’s affiliates are not entitled to vote for the election of governors.  Currently, Project Viking, LLC is the only member who holds appointment rights.

Q.                                   What is the voting requirement to elect the governors?

A:                                   In the election of governors, each nominee will be elected if the nominee receives the affirmative vote of the members holding a majority of the voting power of the members present, either in person or by proxy, at a duly held meeting of the members at which a quorum is present for the transaction of business.  In determining the voting power present for the purpose of the election of governors, units held by members who are entitled to appoint one or more governors under the Member Control Agreement and such members’ affiliates will not be considered, and members who are entitled to appoint one or more governors under the Member Control Agreement and such member’s affiliates are not entitled to vote for the election of governors.  Therefore, a nominee will be elected as a governor if he receives the affirmative vote of the members (other than Project Viking, LLC and its affiliates) holding at least a majority of the units present, in person or by proxy, at the Meeting. Members are not entitled to cumulate their voting power for the election of governors.

Q.                                   What is the effect of a withhold vote for a nominee?

A:                                   Governors are elected by the affirmative vote of the members holding a majority of the voting power of the members present, in person or by proxy, at the Meeting.  Therefore, if you withhold authority to vote for the election of one of the governors, it has the same effect as a vote against that governor.

Q.                                   How do I vote?

A:                                   Units can be voted only if the holder of record is present at the Meeting either in person or by proxy.  You may vote using either of the following methods:

•                  By Proxy.  The enclosed proxy is a means by which a member may authorize the voting of his, her, or its units at the Meeting.  The units represented by each properly executed proxy card will be voted at the Meeting in accordance with the member’s directions.  We urge you to cast your vote by marking the appropriate boxes on the enclosed proxy.  After you have marked your choices, please sign and date the enclosed proxy and return it in the enclosed envelope or fax it to us at (507) 793-0078.

If you sign and return the proxy card without indicating how you vote, your units will be voted FOR the election of each nominee named in Proposal 1:  Election of Governors.  The nominees are Doug Schmitz, Robert J. Wolf and David J. Bach.

•                  In Person at the Meeting.  All members may vote in person at the Meeting.

Q.                                   What can I do if I change my mind after I vote my units?

A:                                   You may revoke your proxy at any time before it is voted.  If you would like to revoke your proxy, you may do so by:

•                  Sending a written statement to that effect to the Secretary of Heron Lake BioEnergy, LLC at  91246 390th Avenue, Heron Lake, Minnesota 56137 to arrive at Heron Lake BioEnergy, LLC prior to 5:00 p.m. on March 19, 2009;

•                  Mailing or faxing to us (by 5:00 p.m. on Thursday, March 19, 2009) a properly signed proxy with a later date, to arrive at Heron Lake BioEnergy, LLC prior to 5:00 p.m. on March 19, 2009; or

•                  Voting in person at the Meeting.

Simply attending the Meeting will not revoke your proxy, you must revoke your proxy one of the ways described above.  If you would like to change your vote, you may do so by revoking your proxy and then voting in person or by proxy as described in the immediately preceding question.

Q.                                   What happens if I mark too few or too many boxes on the proxy card?

A:                                   If you do not indicate how your vote should be cast on the proxy, then the proxies will vote your units FOR each nominee named in Proposal 1:  Election of Governors.  The nominees are Doug Schmitz, Robert J. Wolf and David J. Bach.

                                                If you indicate your vote only as to any one but not all of the nominees, the proxies will vote your units as you have directed for the nominee(s) for which you have indicated a vote and will vote your units FOR the other nominee for which you have not provided direction.

                                                You should only mark one box as to each nominee (“FOR” or “WITHHOLD”).  If your voting indications conflict, your proxy will not be valid and your votes will not be cast.  An example of a conflicting voting indication includes voting both FOR and WITHHOLD for the same nominee.

                                                If any other matters are properly presented to the Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

Q.                                   Who will count the vote?

A:                                   Votes will be tallied and counted by the Heron Lake BioEnergy accounting department.

OWNERSHIP OF UNITS BY PRINCIPAL HOLDERS AND MANAGEMENT

The following table sets forth certain information as of February 9, 2009 with respect to our units beneficially owned by (i) each governor, (ii) each person known to us to beneficially own more than 5% percent of our units, (iii) each executive officer named in the Summary Compensation Table (the “Named Executive Officers”), and (iv) all current executive officers and governors as a group. The beneficial ownership percentages are based on 27,104,625 units issued and outstanding as of February 9, 2009.

Under our Member Control Agreement, any member who, together with such member’s affiliates, holds 9% or more of the units outstanding is entitled to appoint one governor to the board for every 9% of units held. Project Viking, LLC has appointed two governors under this provision: Brian D. Thome and David M. Reinhart. An appointed governor serves indefinitely at the pleasure of the member appointing him or her (so long as such member and its affiliates continue to hold a sufficient number of units to maintain the applicable appointment right) until a successor is appointed, or until the earlier death, resignation or removal of the appointed governor.

In determining the voting power present for the purpose of the election of governors, units held by members who are entitled to appoint one or more governors under the Member Control Agreement and such members’ affiliates will not be considered, and members who are entitled to appoint one or more governors under the Member Control Agreement and such member’s affiliates are not entitled to vote for the election of governors. Therefore, Project Viking, LLC and its affiliates are not entitled to vote for the election of governors.

Unless otherwise indicated and subject to community property laws where applicable, each unit holder named in the table below has sole voting and investment power with respect to the units shown opposite such unit holder’s name. Each holder may be reached at our offices in Heron Lake, Minnesota.

	Units Beneficially Owned
Name	Number	Percent

Holders of More Than 5% of Units
Project Viking, LLC (1)	5,902,500	21.8%

Governors and Officers

Robert J. Ferguson (2)(3)(4)	147,250	*
Doug Schmitz (2)(5)(6)	208,000	*
Michael S. Kunerth (2)(7)	126,000	*
David J. Woestehoff (2)(8)	320,625	1.2%
David J. Bach (2)(5)(9)	101,750	*
Timothy O. Helgemoe (2)(10)	61,500	*
Milton J. McKeown (2)(11)	87,000	*
Robert J. Wolf (2)(5)(12)	66,000	*
David M. Reinhart (2)(13)	—	*
Brian D. Thome (2)(13)	—	*
James A. Gerber (3)(14)	—	*
All current executive officers and governors as a group (11 persons)	1,097,125	4.0

* Indicates ownership of less than 1%.

(1)

Based on a Schedule 13D filed on October 21, 2008 by and Forms 3 filed by Project Viking, LLC, Roland J. (Ron) and Diane K. Fagen. Mr. Fagen and Mrs. Fagen each hold 50% of the voting membership interests of Project Viking, LLC.  All executive offices and directorships of Project Viking, LLC are held by either Mr. Fagen or Mrs. Fagen.  Mr. Fagen and Mrs. Fagen are the only persons controlling Project Viking, LLC.

(2)	Serves as a governor.

(3)	Named Executive Officer.

(4)	Includes 126,250 units owned jointly by Mr. Ferguson and his spouse and 21,000 owned by son who resides with Mr. Ferguson.

(5)	Nominee for election at the Meeting.

(6)

Includes 25,000 units owned by Doug Schmitz, 10,500 units owned by Mr. Schmitz and his spouse, 25,000 units owned by Mr. Schmitz’s spouse, and 147,500 units owned by Schmitz Grain Inc., which is controlled by Doug Schmitz.

(7)

Includes 63,000 units owned by Michael Kunerth and his spouse, Dawn Kunerth, as trustees of the Michael Kunerth Trust under agreement dated July 18, 2006, and 63,000 units owned by Dawn Kunerth and Michael Kunerth as trustees of the Dawn Kunerth Trust under agreement dated July 18, 2006.

(8)	All units are owned jointly by Mr. Woestehoff and his spouse.

(9)	All units are owned jointly by Mr. Bach and his spouse.

(10)	Includes 15,000 units owned by Mr. Helgemoe’s spouse, 25,000 units owned jointly by Mr. Helgemoe and his spouse, and 21,500 units owned jointly by Mr. Helgemoe’s spouse and Mr. Helgemoe’s brother.

(11)	All units are owned jointly by Mr. McKeown and his spouse.

(12)	All units are owned jointly by Mr. Wolf and his spouse.

(13)	Appointed as a governor by Project Viking, LLC.

(14)	Mr. Gerber resigned as our Interim Chief Financial Officer on November 25, 2008.

PROPOSAL 1:
ELECTION OF GOVERNORS»

Under our Member Control Agreement, our board of governors is to consist of not less than seven nor more than eleven governors.  Currently, our board of governors consists of ten governors.  Governors that are elected by members are divided into three classes, with the term of one class expiring each year.  As the term of each class expires, the successors to the governors in that class will be elected for a three-year term and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Under our Member Control Agreement, a member and its affiliates holding nine percent or more of the units outstanding are entitled to appoint one governor to the board for every 9% of our units held.  Project Viking, LLC, which holds 21.8% of our outstanding units, has appointed two governors under this provision:  Brian D. Thome and Dave Reinhart.  An appointed governor serves indefinitely at the pleasure of the member appointing him or her (so long as such member and its affiliates continue to hold a sufficient number of units to maintain the applicable appointment right) until a successor is appointed, or until the earlier death, resignation or removal of the appointed governor.  A member that is entitled to appoint one or more governors under the appointment right provided in the Member Control Agreement and such member’s affiliates are not entitled to vote for the election of governors by the members.  Therefore, at the Meeting, Project Viking, LLC and its affiliates are not entitled to vote as to Proposal 1:  Election of Governors.

The terms of Doug Schmitz, Robert J. Wolf and David J. Bach expire at the Meeting.  The terms of Michael S. Kunerth and Milton J. McKeown expire at the Annual Meeting of Members to be held in 2010.  The terms of Robert J. Ferguson, David J. Woestehoff and Timothy O. Helgemoe expire at the Annual Meeting of Members to be held in 2011.

Three governors will be elected at the Meeting to serve a three year term or until their respective successors are elected and shall qualify, or their earlier death, resignation or removal.  Upon the recommendation of the Nomination and Governance Committee, the board of governors has nominated for election Doug Schmitz, Robert J. Wolf and David J. Bach.

Except for the appointment right described above, we know of no arrangements or understandings between a governor or nominee and any other person pursuant to which he has been selected as a governor or nominee.  There is no family relationship between any of the nominees, our governors or our executive officers.

It is intended that proxies will be voted for the named nominees. The board of governors believes that the nominees named below will be able to serve, but should any of them be unable to serve as a governor, the persons named in the proxies have advised us that they will vote for the election of such substitute nominee(s) as the board of governors may propose.

Information Regarding Nominees

Set forth below is biographical and other information with respect to each of the three nominees for election at the Meeting:

Name	Age	Biography

Doug Schmitz	46

Mr. Schmitz attended Willmar Community College in Willmar, Minnesota, and majored in Ag Business. Doug is a third generation farmer who has been farming with his brother since 1988. In addition to agriculture, Mr. Schmitz owns and operates Schmitz Grain, Inc., which was purchased from his father in 1991. Schmitz Grain has three locations in southwestern Minnesota and provides services to area farmers in grain merchandising, custom drying, feed sales, seed sales and fertilizer and chemical application. He also currently serves on the

Name	Age	Biography
		board of two privately-held companies: Agri-Tech Systems, Inc. located in Las Vegas, Nevada, and United Ag Resources of Slayton, Minnesota.

Robert J. Wolf	56

Since 1994, Mr. Wolf has owned and operated County Seed, Inc. He is currently a director of the Nobles County Corn & Soybean Association, and is a member of Minnesota Corn Growers Association and Minnesota Soybean Association. He is a Certified Crop Advisor and is a member of Knights of Columbus. Mr. Wolf received an Associate of Arts Degree in Ag Business from Worthington Community College in Worthington, Minnesota.

David J. Bach	48

Mr. Bach was raised on a family farm and has been farming full-time since 2001. From 1987 to 2001, Mr. Bach was employed at Pillsbury/Green Giant in Le Sueur, Minnesota. During his time at Pillsbury/Green Giant, Mr. Bach held primarily supervisory positions and was most recently the Ag Research Station Coordinator. He graduated from the University of Minnesota in St. Paul with a B.S. degree in Agronomy.

Vote Required for the Election of Governors

Under the Member Control Agreement, a governor will be elected by the affirmative vote of the members holding a majority of the voting power of the members present, either in person or by proxy, at a duly held meeting of the members at which a quorum is present for the transaction of business.  Members are not entitled to cumulate their voting power for the election of governors.

In determining the voting power present for the purpose of the election of governors, units held by members who are entitled to appoint one or more governors under the Member Control Agreement and such members’ affiliates will not be considered, and members who are entitled to appoint one or more governors under the Member Control Agreement and such member’s affiliates are not entitled to vote for the election of governors.   Project Viking, LLC holds 5,902,500 units, or 21.8% of our outstanding units on February 9, 2009, and has the right to appoint two governors under this provision of our Member Control Agreement.  Therefore, at the Meeting, Project Viking, LLC and its affiliates are not entitled to vote as to Proposal 1:  Election of Governors and a nominee will be elected as a governor if he receives the affirmative vote of the members (other than Project Viking, LLC and its affiliates) holding at least a majority of the units present, in person or by proxy, at the Meeting.

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the board of governors.  If you withhold authority to vote for the election of one of the governors, it has the same effect as a vote against that governor.  If you just sign and submit your proxy without voting instructions, your units will be voted “FOR” each nominee for governor. Cumulative voting is not permitted.

THE BOARD OF GOVERNORS RECOMMENDS
THAT MEMBERS VOTE FOR
THE ELECTION OF EACH NOMINEE

Governors Serving Continuing Terms

Name	Age	Position	Term Expires/Appointed

Michael S. Kunerth	41	Governor, Board Treasurer	Term expires 2010

Milton J. McKeown	63	Governor	Term expires 2010

Robert J. Ferguson	60	Governor, Chairman of the Board	Term expires 2011

David J. Woestehoff	39	Governor, Board Secretary	Term expires 2011

Timothy O. Helgemoe	42	Governor	Term expires 2011

Dave Reinhart	59	Governor	Appointed

Brian D. Thome	36	Governor	Appointed

Michael S. Kunerth.  Mr. Kunerth has operated a corn and soybean farm in Brewster, Minnesota since 1990. Since 1992, Mr. Kunerth has also operated a retail seed service business. Since 1994, Mr. Kunerth has also served as the Clerk of Graham Lakes Township. He holds a B.S. Degree in Business Management from St. John’s University, Collegeville, Minnesota.  Mr. Kunerth was an original member of our founding board of governors.

Milton J. McKeown. From 1991 to his retirement in October 2006, Mr. McKeown managed the Heron Lake Insurance Agency. While he is currently retired, Mr. McKeown is active in community affairs. In addition to serving on our board of governors, Mr. McKeown is currently a board member of the Southwest Minnesota Workforce Council. Mr. McKeown graduated from Dakota State University with a B.S. degree in Industrial Arts.  Mr. McKeown was an original member of our founding board of governors.

Robert J. Ferguson. Since 1972, Mr. Ferguson has farmed near Heron Lake, Minnesota. Mr. Ferguson is a Jackson County Commissioner and serves on the Jackson County Planning and Zoning board and the Prairieland Economic Development board. In addition, Mr. Ferguson is a member of the Chief Elected Officials board for the Private Industry Council and President of Heron Lake Development Corporation. He is a member of the Jackson County Corn and Soybean Associations, and the Heron Lake /Okabena Community Club. Mr. Ferguson attended Worthington Community College to pursue his associate of arts degree in business administration but just after graduation was drafted by the U.S. Army to serve in the Vietnam War.  Mr. Ferguson was an original member of our founding board of governors.

David J. Woestehoff. Mr. Woestehoff operates grain farming operations in Belle Plaine, Minnesota and Arlington, South Dakota. Mr. Woestehoff is also the founder and 50% owner of Brewery Hill Grain Company, which operates independent grain elevators in Cleveland and Le Sueur, Minnesota. Mr. Woestehoff also serves on various committees at First Lutheran Church in Le Sueur, Minnesota. Mr. Woestehoff graduated from the University of Wisconsin in 1990 with a B.S. degree in Agricultural Business and minors in Economics and Animal Science.  Mr. Woestehoff was an original member of our founding board of governors.

Timothy O. Helgemoe. Mr. Helgemoe is a fifth generation farmer who has been farming with his brother since 1993. In addition to raising corn, soybeans, and custom farming, Mr. Helgemoe has owned and operated Helgemoe Bros, Inc., a local trucking business, since October 1999. Mr. Helgemoe received his B.S. degree with an emphasis in dairy from the University of Minnesota.  Mr. Helgemoe was an original member of our founding board of governors.

David M. Reinhart. Since 1975, Mr. Reinhart has operated family-owned supermarkets in Guthrie Center, Panora, and Stuart, Iowa.  Mr. Reinhart serves as a board member of six privately-held ethanol production companies:  CORN, LP in Goldfield, Iowa; Big River Resources, LLC in West Burlington, Iowa; Amaizing Energy in Denison, Iowa; Platinum Ethanol, LLC in Arthur, Iowa; and Red Rock Renewables, LLC in Pleasantville, Iowa. Mr. Reinhart graduated from Iowa Central Community College with an Associate’s Degree in Business and from the University of South Dakota with a Bachelor of Science degree in Education.  Mr. Reinhart has been a governor on our board since 2007.

Brian D. Thome. Since March 2007, Mr. Thome has owned his own business consulting firm. After serving on its board of directors from inception, Mr. Thome served as President of US BioEnergy Corporation from March 2006 to March 2007. From December 2004 to March 2006, he served as the Director of Financial Investments for Fagen, Inc. From January 1999 to December 2004, he was employed with First National Bank of Omaha, serving as Second Vice President of Corporate Lending. Mr. Thome graduated from the University of Nebraska with a B.S. in Business Administration, with majors in finance and marketing, and later completed his executive MBA.  Mr. Thome has been a governor on our board since 2007.

CORPORATE GOVERNANCE

Board Independence

The board of governors undertook a review of governor independence in January 2009 as to all ten governors then serving. As part of that process, the board reviewed all transactions and relationships between each governor (or any member of his immediate family) and Heron Lake BioEnergy, its executive officers and its auditors, and other matters bearing on the independence of governors. In particular, the board reviewed corn transactions by governors or their affiliates in relationship to the governor’s ability to exercise independent judgment, as well as the rights of Project Viking, LLC to appoint governors.

Although our units are not listed on any stock exchange, the board of governors is required to select and apply the independence standards of a stock exchange. For the purposes of determining the independence of our governors and committee members, the board of governors selected the Nasdaq Marketplace Rules. This is also the definition used for “independence” for the purposes of determining eligibility of governors to serve on committees.

As a result of its review, the board of governors affirmatively determined that Timothy O. Helgemoe, Robert J. Wolf, David J. Bach, Michael S. Kunerth, Milton J. McKeown, and Brian D. Thome are independent according to the “independence” definition of the Nasdaq Marketplace Rules.

Robert J. Ferguson is not “independent” under the Nasdaq Marketplace Rules because he served as our Chief Executive Officer in fiscal year 2008, and sold a significant amount of grain to us in our fiscal year 2008.  Messrs. Woestehoff and Schmitz are also not independent because they each sold a significant amount of grain to us in fiscal year 2008, individually or through affiliated entities. Mr. Reinhart is not independent because he is the brother of Diane Fagen, a principal shareholder in Fagen, Inc.   We have significant transactions with Fagen, Inc. as described elsewhere in this proxy statement. The charters of the Audit Committee, Compensation Committee, and Nomination and Governance Committee also established separate criteria for eligibility to serve as a member of those committees, which are discussed below.

Committees of the Board of Governors and Committee Independence

Our board has established five separate standing committees: the Audit Committee, the Compensation Committee, the Nomination and Governance Committee, the Marketing and Risk Management Committee, and the Finance and Planning Committee. In December 2007, our board of governors adopted written charters for the Audit Committee, the Compensation Committee, and the Nomination and Governance Committee.  Copies of the charter of each of these committees is available on our website at www.heronlakebioenergy.com by following the link to “Board of Governors.” The composition and function of the committees of the board are set forth below.

Compensation Committee.  Currently, the Compensation Committee consists of three governors: Michael S. Kunerth (Chair), Brian D. Thome, and David M. Reinhart.  The Compensation Committee oversees our compensation and employee benefit plans and practices, including any executive compensation plans, governor compensation plans and incentive compensation and equity-based plans. The charter of the Compensation Committee requires that this committee consist of no fewer than two members.  A majority of members of the Compensation Committee must satisfy the independence requirements of the Nasdaq Marketplace Rules, Section 16b-3 of the Exchange Act, and Section 162(m) of the Internal Revenue Code of 1986.  Each member of our Compensation Committee meets these requirements.  During fiscal year 2008, the Compensation Committee met seven times.

Nomination and Governance Committee.  Currently, the Nomination and Governance Committee consists of three governors: Robert J. Wolf (Chair), Milton J. McKeown and Doug Schmitz.  The Nomination and Governance Committee’s responsibilities include (1) identifying and recommending to the board individuals qualified to serve as governors and on committees of the board, (2) advising the governors with respect to the board’s composition, procedures and committees, (3) developing and recommending to the board a set of corporate governance principles and (4) overseeing the evaluation of the board and the board committees.  The charter of the Nomination and Governance Committee must consist of at least two members, a majority of whom must satisfy the independence requirements of the Nasdaq Marketplace Rules. The membership of our Nomination and Governance

Committee meets the requirements of its charter.  During fiscal year 2008, the Nomination and Governance Committee met four times.

Audit Committee.  Currently, the Audit Committee consists of six governors: Michael S. Kunerth (Chair), David M. Reinhart, Robert J. Wolf, David J. Bach, Milton J. McKeown, and Brian D. Thome.  The Audit Committee assists the board in fulfilling its oversight responsibility for (1) the integrity of our financial statements and financial reporting process and our systems of internal accounting and financial controls, (2) the performance of our internal audit function, (3) the annual independent integrated audit of our consolidated financial statements and internal control over financial reporting and (4) our compliance with legal and regulatory requirements, including our disclosure controls and procedures. The duties and responsibilities of the Audit Committee include the engagement of our independent registered public accounting firm and the evaluation of our accounting firm’s qualifications, independence and performance.  The charter of the Audit Committee requires that the Audit Committee be comprised of three members, a majority of whom must be “independent” under the Nasdaq Marketplace Rules.  A majority of the members must also be non-executive governors, free from any relationship that would interfere with the exercise of independent judgment and “independent” as defined by the applicable rules and regulations of the Securities and Exchange Commission.  Moreover, all members of the committee must have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the committee must have accounting or related financial management expertise. The board of governors determined that the membership of the Audit Committee meets the requirements of its charter.  During fiscal year 2008, the Audit Committee met eleven times.

In January 2009, the board of governors reviewed the qualifications of each member of the Audit Committee for the purpose of determining whether any governor serving on the Audit Committee would qualify as an “audit committee financial expert” as that term is defined under the rules of the Securities and Exchange Commission.  Based upon that review, the board of governors determined that Mr. Thome qualifies as an audit committee financial expert.

Marketing and Risk Management Committee.  Currently, the Marketing and Risk Management Committee consists of four governors: Doug Schmitz (Chair), David J. Woestehoff, Timothy O. Helgemoe, and Dave Reinhart.  The Marketing and Risk Management committee assists the board and our management to, among other things, enhance our profitability and manage commodity price risk, by establishing appropriate policies and strategies for grain procurement, marketing of ethanol and distillers grains, and managing enterprise risk.  During fiscal year 2008, the Marketing and Risk Management Committee met twenty-six times.

Finance and Planning Committee.  Currently, the Finance and Planning Committee consists of three governors: Michael S. Kunerth (Chair), Dave Reinhart and Brian D. Thome.  The Finance and Planning Committee assists the board and our management by (1) establishing effective financial management of our company and our subsidiaries, (2) establishing appropriate capital and operating budgets and financial forecasts and (3) evaluating matters relating to potential mergers, acquisitions or dispositions of assets.  During fiscal year 2008, the Finance and Planning Committee met seven times.

Board Attendance at Board, Committee and Annual Member Meetings

During fiscal year 2008, the board of governors met twelve times. Each governor in fiscal year 2008 attended at least seventy-five percent of the meetings of the board of governors and board committees on which the governor served. We do not have a formal policy on governor attendance at meetings of our members. However, we encourage all board members to attend the annual meetings of our members. All governors attended the 2009 Annual Meeting of Members.

Governor Nominations

The Nomination and Governance Committee will consider candidates for board membership suggested by members of that committee, other governors, as well as management and members.

Criteria for Nomination to the Board. The Nomination and Governance Committee is responsible for identifying, evaluating and approving qualified candidates for nomination as governors. The committee has not adopted minimum qualifications that nominees must meet in order for the committee to recommend them to the board of governors, as the committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account our needs and the needs of the board of governors. The Nomination and Governance Committee evaluates each prospective nominee against the standards and qualifications set out in our Governance Guidelines, including:

•      Background, including demonstrated high personal and professional ethics and integrity; and the ability to exercise good business judgment and enhance the board’s ability to manage and direct the affairs and business of the Company;

•      Commitment, including the willingness to devote adequate time to the work of the board and its committees, and the ability to represent the interests of all members and not a particular interest group;

•      Board skills needs, in the context of the existing makeup of the board, and the candidate’ s qualification as independent and qualification to serve on board committees;

•      Diversity, in terms of knowledge, experience, skills, expertise, and other demographics which contribute to the board’s diversity; and business experience, which should reflect a broad experience at the policy-making level in business, government and/or education.

The Nomination and Governance Committee also considers such other relevant factors, as it deems appropriate. The committee will consider persons recommended by the members in the same manner as other nominees.

Process for Identifying and Evaluating Nominees. The process for identifying and evaluating nominees to the board of governors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the board and, if the Nomination and Governance Committee deems appropriate, a third-party search firm. The Nomination and Governance Committee evaluates these candidates by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references.

Board Nominees for the 2009 Annual Meeting. The Nomination and Governance Committee selected the nominees for this 2009 Annual Meeting in January 2009.  Each of the nominees, Doug Schmitz, Robert J. Wolf and David J. Bach, was originally named as a governor in our Member Control Agreement.  In selecting these three governors for nomination for election, the Nomination and Governance Committee believed that the continuing service of these governors would be helpful to us because of their knowledge of the development of our business and the issues currently facing our company, in particular, the continuing challenges relating to our air emissions permit and the air emissions warranty under our design-build agreement.  Additionally, the Nomination and Governance Committee selected these governors in order to maintain continuity of leadership to help guide us through these volatile economic times, which is also a time of significant change in the ethanol industry.  We have not engaged a third-party search firm to assist us in identifying potential governor candidates, but the Nomination and Governance Committee may choose to do so in the future.

Member Proposals for Nominees. The Nomination and Governance Committee will consider written proposals from members for nominees for governor. Any such nominations should be submitted to the Nomination and Governance Committee in care of the board secretary of Heron Lake BioEnergy and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a governor if elected); (b) the name and record address of the member and of the beneficial owner, if any, on whose behalf the nomination will be made, and (c) the number of units owned by the member and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made. As to each person the member proposes to nominate, the written notice must also state: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person and (c) the number of units beneficially owned by the person. To be considered, the written notice must be submitted in the time frames described under the caption “Member Proposals for 2010 Annual Meeting” below.

Communications with Governors

Members may communicate with the board as a group, the chair of any committee of the board of governors or any individual governor by sending an e-mail to info@heronlakebioenergy.com or by directing the communication in care of the board secretary, at the address set forth on the front page of this proxy statement.

All communications will be processed by the board secretary.  Communications are distributed to the board, or to any individual governors as appropriate, depending on the facts and circumstances outlined in the communication.  You will receive a written acknowledgement from the board secretary upon receipt of your communication.

Code of Ethics

Our board has adopted a code of ethics that applies to our officers and governors, including our chief executive officer and chief financial officer, and a code of business conduct and ethics that applies to our officers, governors and employees. Copies of these codes of ethics are available to members without charge by writing to us at 91246 390th Avenue, Heron Lake, MN  56137.

We intend to satisfy the disclosure requirements of the Securities and Exchange Commission regarding certain amendments to, or waivers from, provisions of our code of ethics that apply to our principal executive officer, principal financial officer, principal accounting officer or controller by posting such information on our website at www.heronlakebioenergy.com.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF GOVERNORS

This is a report of the Audit Committee of the board of governors of Heron Lake BioEnergy, LLC for the year ended October 31, 2008. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either such Act.

In accordance with its charter, the Audit Committee reviewed and discussed the audited financial statements with management and Boulay, Heutmaker, Zibell & Co. P.L.L.P., our independent accountants. The discussions with Boulay, Heutmaker, Zibell & Co. P.L.L.P. also included the matters required by Statement on Auditing Standards No. 61 (SAS 61) (Communication with Audit Committees), as amended.

Boulay, Heutmaker, Zibell & Co. P.L.L.P. provided to the Audit Committee the written disclosures and the SAS 114 letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Boulay, Heutmaker, Zibell & Co. P.L.L.P.

Based on the discussions with management and Boulay, Heutmaker, Zibell & Co. P.L.L.P., the Audit Committee’s review of the representations of management and the report of Boulay, Heutmaker, Zibell & Co. P.L.L.P., the Audit Committee recommended to our board of governors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended October 31, 2008, to be filed with the Securities and Exchange Commission.

Submitted By the Audit Committee of the Board of Governors:

Michael S. Kunerth (Chair)	David M. Reinhart

David J. Bach	Brian D. Thome

Milton J. McKeown	Robert J. Wolf

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Biographies of Executive Officers

Set forth below is biographical and other information regarding Brett Frevert, our Interim Chief Financial Officer.  Information about Mr. Robert J. Ferguson, our President and Chief Executive Officer, may be found in this proxy statement under the heading “Governors Serving Continuing Terms.”

Brett L. Frevert, age 46, began service as our Interim Chief Financial Officer on November 25, 2008 through a letter agreement with CFO Systems, LLC. Mr. Frevert founded CFO Systems in late 2004. He has served as Managing Director of CFO Systems since its founding, as well as acting as a part-time CFO for several companies. Prior to founding CFO Systems, Mr. Frevert was the Chief Financial Officer of Grubb & Ellis Pacific Realty Group from September 2002 to October 2004. Mr. Frevert received his bachelors degree in business from Wayne State College in 1985.

Summary Compensation Table

The following table shows information concerning compensation earned for services in all capacities during fiscal years 2008, 2007 and 2006 for (i) Robert J. Ferguson, who acted as our Chief Executive Officer in fiscal year 2007 and 2008; and (ii) James A. Gerber, who served as our Interim Chief Financial Officer in fiscal year 2007 and 2008 until his resignation on November 25, 2008 (together referred to as our “Named Executive Officers”). There were no other executive officers of our company in fiscal years 2008, 2007 or 2006.

Name and Principal Position	Year	Salary ($)	All Other Compensation ($)		Total ($)
Robert J. Ferguson (1)	2008	$159,830	—		$159,830
Chief Executive Officer	2007	$20,571	$50,000	(2)	$70,571
	2006	—	$50,000	(2)	$50,000
James A. Gerber (3)	2008	—	$94,664		$94,664
Interim Chief Financial Officer	2007	—	$58,144		$58,144
	2006	—	$9,047		$9,047

(1)                                  Salary for Mr. Ferguson represents amounts other than meeting fees and additional fees for service as the board President paid to Mr. Ferguson. For an explanation of compensation paid to Mr. Ferguson in 2008 for his services as our governor and an officer of the board, please see the section of this proxy statement entitled “Governor Compensation”.

(2)                                  Represents compensation paid in August 2006 and January 2007 to Mr. Ferguson for oversight of the construction of our plant. See “Employment Arrangements with Named Executive Officers” for a description of this arrangement.

(3)                                  All other compensation for Mr. Gerber represents amounts we paid to Gerber & Haugen, PLLP, a public accounting firm of which Mr. Gerber is a partner. For fiscal year 2006 and for the period from November 1, 2006 to February 28, 2007, amounts were for accounting services rendered by the firm to us. For the period from March 1, 2007 to October 31, 2008, amounts were for the services of Mr. Gerber as our Interim Chief Financial Officer. See “Employment Arrangements with Named Executive Officers and Post-Employment Compensation” for a description of the arrangements with Gerber & Haugen, PLLP.

Employment Arrangements with Named Executive Officers

Robert J. Ferguson has served as the President of our board since our inception and until September 1, 2007, Mr. Ferguson acted as our Chief Executive Officer through his position as board President.  As an officer of the board, Mr. Ferguson received $27,000 in compensation in 2007 for that service in addition to the same per meeting fees paid to other governors.  The amounts for meeting fees and additional fees for service as board President paid to Mr. Ferguson in 2007 are included in the table set forth in the section of this proxy statement entitled “Governor Compensation.”

In addition to compensation for his services as our governor and an officer of the board, we also entered into an agreement with Mr. Ferguson under which we would pay Mr. Ferguson a total of $100,000 for his oversight of the construction of our plant.  Under this agreement we paid Mr. Ferguson $50,000 in August 2006 and we paid $50,000 in January 2007. On September 1, 2007, we hired Robert J. Ferguson as an employee to serve as our Chief Executive Officer and entered into an employment agreement with him.  The amounts paid to Mr. Ferguson in 2007 for construction oversight and for his service as our Chief Executive Officer are included in the Summary Compensation Table set forth in the section of this proxy statement entitled “Executive Officers and Executive Compensation.”

Mr. Ferguson serves as our Chief Executive Officer.  Until September 1, 2008, he served under an employment agreement and currently serves at the pleasure of the board.  Mr. Ferguson is paid an annual base salary of $120,000 on a bi-weekly basis and is eligible to participate in any bonus to employees at the discretion of the board of governors.

James A. Gerber served as our Interim Chief Financial Officer beginning March 1, 2007 through a services agreement with Gerber & Haugen, PLLP, a public accounting firm. Mr. Gerber has been a partner with Gerber & Haugen, PLLP since 1989. In fiscal year 2006 and from November 1, 2006 to February 28, 2007, Gerber & Haugen, PLLP provided accounting services to us for which we paid $9,047 and $24,811, respectively. Under the services agreement with Gerber & Haugen, PLLP, we will pay a minimum of $50,000 for the period from March 1, 2007 to March 1, 2008 for Mr. Gerber’s services as our Interim Chief Financial Officer. In addition, we will pay Gerber & Haugen, PLLP $50.00 per hour for each hour of Mr. Gerber’s service in excess of 1,000 hours in the period from March 2007 through February 2008. However, the total compensation under our agreement with Gerber & Haugen, PLLP is capped at $85,000. The services agreement was scheduled to terminate on March 1, 2008, but in February 2008, we extended the arrangement with Gerber & Haugen, PLLP for a minimum of 30 additional days. The parties continue to operate under this services agreement on an on-going basis. Mr. Gerber resigned as our Interim Chief Financial Officer on November 25, 2008.

Effective November 25, 2008, we entered a letter agreement with CFO Systems, LLC and Brett L. Frevert. Under the letter agreement, CFO Systems will provide financial and consulting services to us at a rate of $130 per hour. The consulting services will include providing day-to-day leadership and oversight for our finance department; CFO-level expertise in areas such as the annual audit, SEC filings, reports to members, lender reporting and tax filings; and strategic planning, forecasting, and budgeting. The letter agreement contemplates a minimum of 500 hours of service and up to 800 hours of service. In connection with the letter agreement, Mr. Frevert agreed to serve as our Interim Chief Financial Officer.

Our agreements with Messrs. Ferguson, Gerber and Frevert do not provide for severance or any other compensation following termination of the employment or services.

GOVERNOR COMPENSATION

Members of our board of governors received a per diem payment of $100 per half day and $200 per full day for attending meetings and carrying out duties on our behalf in fiscal year 2008. Members of our board of governors were also reimbursed for reasonable expenses included in carrying out their duties as governors, including mileage reimbursement for travel to meetings.

In addition to per meeting fees, officers of the board received additional compensation for their board service. Doug Schmitz served as the Vice President of the board and received an additional $8,800 in fiscal year 2008.  Michael S. Kunerth served as the Treasurer of the board and received an additional $4,300 in fiscal year 2008. David J. Woestehoff served as Secretary of the board and received an additional $1,150 in fiscal year 2008.

Robert J. Ferguson has served as the President of our board since our inception, and until September 1, 2007, acted as our Chief Executive Officer through his position as board President. On September 1, 2007, we hired Mr. Ferguson as an employee to serve as our Chief Executive Officer.  The amounts other than meeting fees and additional fees for service as the board President paid to Mr. Ferguson in fiscal year 2008 are included in the Summary Compensation Table set forth above.

The following table shows for fiscal year 2008 the total compensation paid by us to each of our governors:

Name	Fees Earned or Paid in Cash ($) (1)
Robert J. Ferguson	$2,200
Doug Schmitz	$11,000
Michael S. Kunerth	$7,050
David J. Woestehoff	$2,950
David J. Bach	$2,800
Timothy O. Helgemoe	$2,200
Milton J. McKeown	$3,200
Robert J. Wolf	$3,100
David M. Reinhart	$2,000
Fagen, Inc. (2)	$600

(1)        Represents cash retainer and meeting fees for fiscal year 2008 as described above and total compensation to each governor.

(2)        Represents amounts paid to Fagen, Inc. in respect of the services of Brian D. Thome who is separately compensated by Fagen, Inc. for his service on our board.

In August 2008, the board adopted changes to the compensation of our board of governors for fiscal year 2009 service.  Under the new arrangements, each governor will receive $1,500 per full quarter of board service.  Additionally, each governor will receive $250 for each board meeting attended (whether in person or telephonic).  Each committee member will also receive $250 for each committee meeting attended in person.  Mr. Ferguson, the board president and our Chief Executive Officer, will receive the same retainer and per meeting fees as the other non-employee governors.

Non-employee board members will receive an additional quarterly retainer for holding board officer positions, as follows: Board President, $2,500 per quarter; Board Vice President, $2,250 per quarter;  Board Treasurer, $2,000 per quarter; Board Secretary, $1,150 per quarter.  Each officer of the board receives an additional $250 for each meeting of the board attended either in person or telephonically).

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Transactions in Fiscal Year 2008

Since the beginning of fiscal year 2008, we have not entered into any transaction and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest, except as described in the “Executive Officers and Executive Compensation” section of this proxy statement or as described below.

Corn Transactions. In the ordinary course of business, we regularly enter into transactions to buy grain. From time to time, we may buy grain from related persons on the same basis as we buy grain from un-related parties. During fiscal years 2008, we purchased approximately $0.5 million in grain from Robert J. Ferguson, approximately $1.5 in grain from Brewery Hill Grain Company, approximately $0.8 million in grain from David J. Woestehoff, and approximately $11.5 million in grain from Schmitz Grain, Inc. Robert J. Ferguson is our governor and our Chief Executive Officer. Brewery Hill Grain Company is 50% owned by David J. Woestehoff, our governor.  Schmitz Grain, Inc. is controlled by Doug Schmitz, our governor.

Design-Build Agreement & Environmental Agreements with Fagen. From October 2005 to September 2007, we paid Fagen, Inc. $77.5 million under the design-build agreement for our plant that we entered into in October 2005.  We have retained approximately $3.8 million in payments to Fagen, Inc. under the design-build agreement.  Final payment will be due when final completion of construction is achieved and the operation of our plant satisfies the air emissions warranties specified in the design-build agreement with Fagen, Inc. In fiscal year 2008, we have not entered into any agreements with Fagen, Inc. or its affiliates except for a March 2008 agreement with Fagen Engineering, LLC for environmental compliance training programs for $3,100.

Process for Review, Approval or Ratification of Transactions with Related Persons

The charter of our Audit Committee provides that the Audit Committee is responsible for reviewing and approving the terms and conditions of all of transactions we enter into in which an officer, governor or any member holding greater than 5% or any affiliate of these persons has a direct or indirect material interest.  Our Code of Business Conduct and Ethics, which is applicable to all of our employees and governors, also prohibits our employees, including our executive officers, and our governors from engaging in conflict of interest transactions.  Requests for waivers by our executive officers and governors from the provisions of, or requests for consents by our executive officers and governors under, our Code of Business Conduct and Ethics must be made to the Audit Committee.

In addition, in December 2007, we adopted a formal related person transaction approval policy, which sets forth our policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission.  Our policy applies to any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which our company is a participant and in which a related person has a direct or indirect interest.  Through the policy, the Audit Committee has also identified and pre-approved certain transactions with related persons, including:

•                 employment and compensation of our executive officers or governor compensation, if required to be reported in under the disclosure requirements of the Securities and Exchange Commission,

•                 payment of ordinary expenses and business reimbursements;

•                 transactions with another company in which the related party’s only relationship is as a non-executive officer, employee, governor/director or beneficial owner of less than 10% of the other company’s voting equity and in which the dollar amount does not exceed the greater of  $100,000 or 2% of the other company’s total revenues;

•                 any transaction with another company controlled by a related party or with a related party for the purchase by us of corn where (A) the amount of corn sold in the transaction does not exceed 200,000 bushels; (B) the contract for delivery of the corn specifies a delivery date of not more than sixty (60) days from the date of the contract; (C) the price per bushel is fixed at the time of the contract; and (D)

where the amount paid per bushel or other material terms of the transaction are based on consideration or criteria generally applicable to other sellers of corn of a like quality and quantity, given the conditions of the grain markets at the time of sale;

•                 charitable contributions in which the dollar amount does not exceed $100,000 or 2% of the charitable organization’s receipts if the related party’s only relationship is as a non-executive officer, employee or a governor/director;

•                 payments made under our articles of organization, member control agreement, insurance policies or other agreements relating to indemnification;

•                 transactions in which our members receive proportional benefits; and

•                 transactions that involve competitive bid, banking transactions and transactions where the terms of which are regulated by law or governmental authority.

The Audit Committee must approve any related person transaction subject to this policy before commencement of the related party transaction.  If pre-approval is not feasible, the Audit Committee may ratify, amend or terminate the related person transaction.  The Audit Committee will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a related party transaction:

•                 whether the terms are fair to us;

•                 whether the terms of the related party transaction are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•                 whether the related party transaction is material to us;

•                 the role the related party has played in arranging the transaction;

•                 the structure of the related party transaction;

•                 the interests of all related parties in the transaction;

•                 the extent of the related party’s interest in the transaction; and

•                 whether the transaction would require a waiver of our Code of Business Conduct and Ethics.

The Audit Committee may, in its sole discretion, approve or deny any related person transaction.  Approval of a related person transaction may be conditioned upon our company and the related person taking such precautionary actions, as the Audit Committees deems appropriate.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Boulay, Heutmaker, Zibell & Co. P.L.L.P., independent certified public accountants, served as our independent registered public accounting firm for the fiscal year ended October 31, 2008. The Audit Committee has selected Boulay, Heutmaker, Zibell & Co. P.L.L.P. to serve as our independent registered public accounting firm for the year ending October 31, 2009.

Representatives of Boulay, Heutmaker, Zibell & Co. P.L.L.P. are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so.  In addition, representatives will be available to respond to appropriate questions.

Accountant Fees and Services

The following is an explanation of the fees billed to us by Boulay, Heutmaker, Zibell & Co. P.L.L.P. for professional services rendered for the fiscal years ended October 31, 2008 and October 31, 2007, which totaled $223,581 and $154,146, respectively.

Audit Fees. The aggregate fees billed to us for professional services related to the audit of our annual financial statements, review of financial statements included in our reports with the Securities and Exchange Commission, or other services normally provided by Boulay, Heutmaker, Zibell & Co. P.L.L.P. in connection with statutory and regulatory filings or engagements for the fiscal years ended October 31, 2008 and October 31, 2007 totaled $214,326 and $144,497, respectively.

Audit-Related Fees. There were no fees billed to us for professional services for assurance and related services by Boulay, Heutmaker, Zibell & Co. P.L.L.P. that were reasonably related to the performance of the audit or review of our financial statements and were not reported above under “Audit Fees” for the fiscal years ended October 31, 2008 and October 31, 2007, respectively.

Tax Fees. The aggregate fees billed to us by Boulay, Heutmaker, Zibell & Co. P.L.L.P. for professional services related to tax compliance, tax advice, and tax planning for the fiscal year ended October 31, 2008 and October 31, 2007 totaled $9,255 and $9,649, respectively.

All Other Fees. For the fiscal year ended October 31, 2008 and October 31, 2007, there were no fees billed to us by Boulay, Heutmaker, Zibell & Co. P.L.L.P. for professional services or products not previously disclosed.

Audit Committee Pre-Approval Policies

We have adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the Audit Committee may delegate the authority to pre-approve any engagement or service less than $10,000 to one of its members, but requires that the member report such pre-approval at the next full Audit Committee meeting. The Audit Committee may not delegate its pre-approval authority for any services rendered by our independent auditors relating to internal controls. These pre-approval policies and procedures prohibit delegation of the Audit Committee’s responsibilities to our management. Under the policies and procedures, the Audit Committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.

All of the services described above for fiscal year 2008 were pre-approved by the Audit Committee or a member of the committee before Boulay, Heutmaker, Zibell & Co. P.L.L.P. was engaged to render the services.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our governors, officers and persons who own more than 10% of our units to file reports of ownership and changes in ownership in our units with the Securities and Exchange Commission, and to furnish us with copies of the reports. Based on our review of such reports, we believe that our governors, officers and owners of 10% or more of our units timely filed all required Section 16(a) reports during our fiscal year ended October 31, 2008.

MEMBER PROPOSALS FOR 2010 ANNUAL MEETING

The proxy rules of the Securities and Exchange Commission permit equity owners of a company, after timely notice to the company, to present proposals for action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for action by equity owners and are not properly omitted by company action in accordance with the proxy rules. The Heron Lake BioEnergy 2010 Annual Meeting of Members is expected to be held on or about March 17, 2010, and proxy materials in connection with that meeting are expected to be mailed on or about February 15, 2010. Member proposals prepared in accordance with the proxy rules must be received by us on or before September 17, 2009.

In addition, if we receive notice of a member proposal less than 45 days before the date on which we first mailed our materials for the prior year’s annual meeting, such proposal also will be considered untimely pursuant to

Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the board of governors for our 2010 Annual Meeting of Members may exercise discretionary voting power with respect to such proposal.

ANNUAL REPORT AND AUDITED FINANCIAL STATEMENTS

An annual report of Heron Lake BioEnergy, LLC setting forth our activities and containing our financial statements for the fiscal year ended October 31, 2008 accompanies this Notice of Annual Meeting and proxy statement.

Members may receive, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended October 31, 2008, including financial statements schedules and amendments thereto, as filed with the Securities and Exchange Commission, by writing to: Heron Lake BioEnergy, LLC, 91246 390th Avenue, Heron Lake, Minnesota 56137, Attention: Interim Chief Financial Officer, or by calling us at (507) 793-0077.

OTHER BUSINESS

At the date of this proxy statement, management knows of no other business that may properly come before the Meeting.  However, if any other matters properly come before the Meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

By Order of the Board of Governors

/s/ David J. Woestehoff
David J. Woestehoff
Secretary of the Board of Governors

Heron Lake, Minnesota
February 25, 2009

Heron Lake BioEnergy, LLC 91246 390th Avenue Heron Lake, Minnesota 56137 (507) 793-0077	PROXY 2009 ANNUAL MEETING OF MEMBERS

The undersigned hereby appoints Robert J. Ferguson and Michael S. Kunerth, or any of them, with power of substitution to each, as attorneys and proxies, and hereby authorizes them to represent the undersigned at the Annual Meeting of Members of Heron Lake BioEnergy, LLC to be held Friday, March 20, 2009, at 2:00 p.m. local time, at the Heron Lake Community Center, 312 10th Street, Heron Lake, Minnesota 56137, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated below, all Class A units of Heron Lake BioEnergy, LLC held of record by the undersigned on February 9, 2009 and that the undersigned is entitled to vote at such Annual Meeting, hereby revoking all former proxies.

THERE ARE TWO WAYS TO VOTE YOUR PROXY.

Vote By Fax:  Mark, sign and date this Proxy and return it by facsimile to:  (507) 793-0078. If you vote by fax, please do not mail your Proxy.

Vote By Mail:  Mark, sign and date this Proxy and return it in the enclosed postage-paid envelope or return it to Heron Lake BioEnergy, LLC, 91246 390th Avenue, Heron Lake, Minnesota 56137.  If you vote by mail, please do not fax your Proxy.

To be voted at the Annual Meeting, your Proxy must be received by
5:00 p.m. local time on Thursday, March 19, 2009.

PLEASE RETURN YOUR PROXY AS SOON AS POSSIBLE.

1.             To elect three (3) governors to serve a term of three years or until their respective successors have been elected and qualified.

Doug Schmitz	☐ FOR	☐ WITHHOLD

Robert J. Wolf	☐ FOR	☐ WITHHOLD

David J. Bach	☐ FOR	☐ WITHHOLD

In the event that any other matters properly come before the Annual Meeting calling for a vote of members, the persons named as proxies will vote in accordance with their best judgment on such other matters.

This Proxy, if properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this Proxy will be voted FOR each nominee named in Proposal 1.

Date:                                          , 2009

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Signature(s) in Box

Please sign exactly as your name or names appears on HLBE records. If held in joint ownership, all persons must sign. Trustees, administrators, custodians etc., should include title and authority. Corporations, limited liability companies or other entities should provide full name of entity and title of authorized officer signing the Proxy.